Exhibit 32.1

Certification Of

Principal Executive and Financial Officer

Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Hepion Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Brancaccio, Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date: April 8, 2025
/s/ JOHN BRANCACCIO
John Brancaccio
Interim Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive and Financial Officer)